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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 12, 2004

                              LAS VEGAS SANDS, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                   333-42147                     04-3010100
(State or other jurisdiction    (Commission File                (IRS Employer
     of incorporation)              Number)                  Identification No.)


     3355 LAS VEGAS BOULEVARD SOUTH
                ROOM 1A                                  89109
            LAS VEGAS, NEVADA                          (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (702) 414-1000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

       On April 12, 2004, we announced that we had agreed to sell the approximately 500,000 square foot Grand Canal Shoppes, and the multi-level retail space in our proposed Phase II resort, which will sit adjacent to The Venetian, to GGP Limited Partnership for an aggregate purchase price of $766 million plus a percentage of net operating income relating to the Phase II resort's retail space. The sale includes all of the restaurant and retail space on the casino level of The Venetian. The sale is subject to standard closing conditions and is expected to close on or about May 17, 2004. The purchase agreement relating to the sale of the Grand Canal Shoppes, the agreement relating to the Phase II resort and the press release announcing this transaction, are attached as Exhibits 10.1, 10.2 and 99.1, respectively, to this report on Form 8-K.



Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

Exhibit Number       Title
--------------       -----

     10.1 Purchase Agreement, dated April 12, 2004, by and among Grand Canal Shops Mall Subsidiary, LLC, Grand Canal Shops Mall MM Subsidiary, Inc. and GGP Limited Partnership.

     10.2 Agreement, made as of April 12, 2004, by and between Lido Casino Resort, LLC and GGP Limited Partnership.

     99.1            Press Release of Las Vegas Sands, Inc., dated April 12,
                     2004.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: April 16, 2004

                                   LAS VEGAS SANDS, INC.

                                   By: /s/ Harry D. Miltenberger
                                       -----------------------------------
                                       Name:    Harry D. Miltenberger
                                       Title:   Vice President-Finance


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Exhibit Number       Title
--------------       -----

     10.1 Purchase Agreement, dated April 12, 2004, by and among Grand Canal Shops Mall Subsidiary, LLC, Grand Canal Shops Mall MM Subsidiary, Inc. and GGP Limited Partnership.

     10.2 Agreement, made as of April 12, 2004, by and between Lido Casino Resort, LLC and GGP Limited Partnership.

     99.1            Press Release of Las Vegas Sands, Inc., dated April 12,
                     2004.